EXHIBIT J

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRMS

Audit Fees

     The aggregate fees billed by Ernst & Young for the audit of the annual financial statements of certain series for the fiscal years ended August 31, 2008 and August 31, 2007 and for the review of the financial statements included in the Equity Funds’ regulatory filings were $451,167 and $417,500, respectively.

     The aggregate fees billed by Ernst & Young for the audit of the annual financial statements of certain series for the fiscal years ended October 31, 2008 and October 31, 2007 and for the review of the financial statements included in the Income Funds’ regulatory filings were $231,000 and $ 216,000, respectively.

     The aggregate fees billed by Ernst & Young for the audit of the annual financial statements of certain series for the fiscal years ended March 31, 2008 and March 31, 2007 and for the review of the financial statements included in the Income Funds’ regulatory filings were $33,800 and $36,400, respectively.

     The aggregate fees billed by Ernst & Young for the audit of the annual financial statements of Neuberger Berman Institutional Cash Fund for the fiscal years ended March 31, 2008 and March 31, 2007 and for the review of the financial statements included in the Neuberger Berman Institutional Cash Fund’s regulatory filings were $10,000 and $9,000, respectively.

     The aggregate fees billed by Tait Weller for the audit of the annual financial statements of certain series for the fiscal years ended August 31, 2008 and August 31, 2007 and for the review of the financial statements included in the Equity Funds’ regulatory filings were $147,200 and $123,300, respectively.

     The aggregate fees billed by Tait Weller for the audit of the annual financial statements of certain series for the fiscal years ended October 31, 2008 and October 31, 2007 and for the review of the financial statements included in the Income Funds’ regulatory filings were $71,400 and $38,700, respectively.

     The aggregate fees billed by Tait Weller for the audit of the annual financial statements of certain series for the fiscal years ended March 31, 2008 and March 31, 2007 and for the review of the financial statements included in the Income Funds’ regulatory filings were $4,700 and $12,500, respectively.

     The aggregate fees billed by Ernst & Young for the audit of the annual financial statements of Neuberger Berman Prime Money Fund for the fiscal years ended March 31, 2008 and March 31, 2007 and for the review of the financial statements included in the Neuberger Berman Institutional Cash Fund’s regulatory filings were $4,200 and $4,000, respectively.

     The aggregate fees billed by Tait Weller for the audit of the annual financial statements of Neuberger Berman Treasury Fund (formerly, Treasury Portfolio) for the fiscal years ended March 31, 2008 and March 31, 2007 and for the review of the financial statements included in the Neuberger Berman Treasury Fund’s regulatory filings were $4,700 and $0, respectively.

Audit-Related Fees

     The aggregate audit-related fees billed by Ernst & Young for the fiscal years ended August 31, 2008 and August 31, 2007, for performing agreed-upon procedures for the Equity Funds were $0 and $0, respectively.

     The aggregate audit-related fees billed by Ernst & Young for the fiscal years ended October 31, 2008 and October 31, 2007, for performing agreed-upon procedures for the Income Funds were $0 and $0, respectively.

     The aggregate audit-related fees billed by Ernst & Young for the fiscal years ended March 31, 2008 and March 31, 2007, for performing agreed-upon procedures for the Income Funds were $0 and $0, respectively.

     The aggregate audit-related fees billed by Ernst & Young for the fiscal years ended March 31, 2008 and March 31, 2007, for performing agreed-upon procedures for the Neuberger Berman Institutional Cash Fund were $0 and $0, respectively.

     The aggregate audit-related fees billed by Tait Weller for the fiscal years ended August 31, 2008 and August 31, 2007, for performing agreed-upon procedures for the Equity Funds were $0 and $0, respectively.

     The aggregate audit-related fees billed by Tait Weller for the fiscal years ended October 31, 2008 and October 31, 2007, for performing agreed-upon procedures for the Income Funds were $0 and $0, respectively.

     The aggregate audit-related fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for performing agreed-upon procedures for the Income Funds were $0 and $0, respectively.

     The aggregate audit-related fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for performing agreed-upon procedures for the Neuberger Berman Prime Money Fund were $0 and $0, respectively.

     The aggregate audit-related fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for performing agreed-upon procedures for the Neuberger Berman Treasury Fund were $$0 and $0, respectively.

Tax Fees

     The aggregate fees billed by Ernst & Young for the fiscal years ended August 31, 2008 and August 31, 2007, for tax compliance, tax advice, and tax planning for the Equity Funds were $124,800 and $101,200, respectively.

     The aggregate fees billed by Ernst & Young for the fiscal years ended October 31, 2008 and October 31, 2007, for tax compliance, tax advice, and tax planning for the Income Funds were $57,000 and $ 63,600, respectively.

     The aggregate fees billed by Ernst & Young for the fiscal years ended March 31, 2008 and March 31, 2007, for tax compliance, tax advice, and tax planning for the Income Funds were $12,000 and $17,600, respectively.

     The aggregate fees billed by Ernst & Young for the fiscal years ended March 31, 2008 and March 31, 2007, for tax compliance, tax advice, and tax planning for the Neuberger Berman Institutional Cash Fund were $3,000 and $3,000, respectively.

     The aggregate fees billed by Tait Weller for the fiscal years ended August 31, 2008 and August 31, 2007, for tax compliance, tax advice, and tax planning for the Equity Funds were $27,800 and $23,700, respectively.

     The aggregate fees billed by Tait Weller for the fiscal years ended October 31, 2008 and October 31, 2007, for tax compliance, tax advice, and tax planning for the Income Funds were $10,000 and $ 6,400, respectively.

     The aggregate fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for tax compliance, tax advice, and tax planning for the Income Funds were $1,600 and $2,000, respectively.

     The aggregate fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for tax compliance, tax advice, and tax planning for the Neuberger Berman Prime Money Fund were $0 and $1,250, respectively.

     The aggregate fees billed by Tait Weller for the fiscal years ended March 31, 2008 and March 31, 2007, for tax compliance, tax advice, and tax planning for the Neuberger Berman Treasury Fund were $0 and $0, respectively.

All Other Fees

     Aggregate fees billed by Ernst & Young during the fiscal years ended August 31, 2008 and August 31, 2007 for other services provided to the Equity Funds were $0 and $0, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended October 31, 2008 and October 31, 2007 for other services provided to the Income Funds were $0 and $0, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended March 31, 2008 and March 31, 2007 for other services provided to the Income Funds were $0 and $0, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended March 31, 2008 and March 31, 2007 for other services provided to the Neuberger Berman Institutional Cash Fund were $0 and $0, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended August 31, 2008 and August 31, 2007 for other services provided to the Equity Funds were $0 and $0, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended October 31, 2008 and October 31, 2007 for other services provided to the Income Funds were $0 and $0, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended March 31, 2008 and March 31, 2007 for other services provided to the Income Funds were $0 and $0, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended March 31, 2008 and March 31, 2007 for other services provided to the Neuberger Berman Prime Money Fund were $0 and $0, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended March 31, 2008 and March 31, 2007 for other services provided to the Neuberger Berman Treasury Fund were $0 and $0, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended August 31, 2008 and August 31, 2007 for non-audit services to the Equity Funds, NB Management, NB LLC and any entity controlling, controlled by or under common control with NB Management or NB LLC that provides ongoing services to the Equity Funds were $524,800 and $576,200, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended October 31, 2008 and October 31, 2007 for non-audit services to the Income Funds, NB Management, NB LLC and any entity controlling, controlled by or under common control with NB Management or NB LLC that provides ongoing services to the Income Funds were $457,000 and $ 488,600, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal year ended March 31, 2008 and the fiscal period of November 1, 2006 to March 31, 2007 for non-audit services to the Income Funds, NB Management, NB LLC and any entity controlling, controlled by or under common control with NB Management or NB LLC that provides ongoing services to the Income Funds were $469,800 and $478,000, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended March 31, 2008 and March 31, 2007 for non-audit services to the Neuberger Berman Institutional Cash Fund, NB Management, NB LLC and any entity controlling, controlled by or under common control with NB Management or NB LLC that provides ongoing services to the Neuberger Berman Institutional Cash Fund were $403,100 and $478,000, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended August 31, 2008 and August 31, 2007 for non-audit services to the Equity Funds, NB Management, NB LLC and any entity controlling, controlled by or under common control with NB Management or NB LLC that provides ongoing services to the Equity Funds were $27,800 and $23,700, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended October 31, 2008 and October 31, 2007 for non-audit services to the Income Funds, NB Management, NB LLC and any entity controlling, controlled by or under common control with NB Management or NB LLC that provides ongoing services to the Income Funds were $10,000 and $ 6,400, respectively.

     Aggregate fees billed by Tait Weller during the fiscal period of November 1, 2007 to March 31, 2008 and the fiscal year ended October 31, 2007 for non-audit services to the Income Funds, NB Management, NB LLC and any entity controlling, controlled by or under common control with NB Management or NB LLC that provides ongoing services to the Income Funds were $50,500 and $50,500, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended March 31, 2008 and March 31, 2007 for non-audit services to the Neuberger Berman Prime Money Fund, NB Management, NB LLC and any entity controlling, controlled by or under common control with NB Management or NB LLC that provides ongoing services to the Neuberger Berman Prime Money Fund were $ 50,500 and $ 42,700, respectively.

     Aggregate fees billed by Tait Weller during the fiscal years ended March 31, 2008 and March 31, 2007 for non-audit services to the Neuberger Berman Treasury Fund, NB Management, NB LLC and any entity controlling, controlled by or under common control with NB Management or NB LLC that provides ongoing services to the Neuberger Berman Treasury Fund were $50,500 and $42,700, respectively.*

     The Audit Committee has considered these fees and the nature of the services rendered, and has concluded that they are compatible with maintaining the independence of Ernst & Young and Tait Weller. The Audit Committee did not approve any of the services described above pursuant to the “de minimis exceptions” set forth in Rule 2-01(c)(7)(i)(C) and Rule 2-01(c)(7)(ii) of Regulation S-X. Ernst & Young and Tait Weller did not provide any audit-related services, tax services or other non-audit services to NB Management, NB LLC or any entity controlling, controlled by or under common control with NB Management or NB LLC that provides ongoing services to the Fund that the Audit Committee was required to approve pursuant to Rule 2-01(c)(7)(ii) of Regulation S-X.

*

Amounts reflect fees billed for non-audit services to Prime Portfolio and Tax-Exempt Portfolio of LB Liquidity Funds, in addition to fees billed for such services to the Neuberger Berman Treasury Fund.